POWER OF ATTORNEY


	The undersigned hereby authorizes and designates Kristen C. Wright, Maria M.
Leggett, and Amy M. Clunan, and each of them, as his true and lawful agent and attorney-in-fact to sign on his behalf any and all statements on Form 3, Form 4 and Form 5 under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, with respect to shares of Common Stock or other equity securities of AutoZone, Inc. held by the undersigned or with respect to transactions in such shares or other equity securities by the undersigned, and to file on his behalf, any and all such reports with the
Securities and Exchange Commission, the New York Stock Exchange and AutoZone,
Inc. and hereby ratifies any such action by such agent or attorney-in-fact.
This power of attorney shall become effective as of the date indicated below and shall remain effective for so long as the undersigned shall be an officer or director of AutoZone, Inc. unless sooner revoked by the undersigned in writing.


							/s/James C. Griffith									James C. Griffith

Date:	1-7-16		.